Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of MGIC Investment Corporation of our reports dated February 27, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

1.	Registration Statement on Form S-8 (Registration No. 333-101621)

2.	Registration Statement on Form S-8 (Registration No. 333-123777)

3.	Registration Statement on Form S-8 (Registration No. 333-177920)

4.	Registration Statement on Form S-3 (Registration No. 333-188537)

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 27, 2015